Exhibit 99.1














CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Roadway Express, Inc. and Subsidiaries
Quarters ended September 7, 2002 and September 8, 2001

ROADWAY EXPRESS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

                                                         September 7, 2002                   December 31, 2001
                                                 -----------------------------------------------------------------------
                                                                             (in thousands)
Assets
Current assets:
  Cash and cash equivalents                                $     44,710                       $     46,087
  Accounts receivable, including retained
     interest in securitized receivables, net                   181,125                            165,465
  Other current assets                                           27,746                             24,412
                                                 -----------------------------------------------------------------------
Total current assets                                            253,581                            235,964

Carrier operating property, at cost                           1,416,649                          1,435,931
Less allowance for depreciation                               1,002,145                          1,011,280
                                                 -----------------------------------------------------------------------
Net carrier operating property                                  414,504                            424,651

Goodwill, net                                                    14,817                             14,722
Other assets                                                     42,636                             36,050
                                                 -----------------------------------------------------------------------
Total assets                                               $    725,538                       $    711,387
                                                 =======================================================================

Liabilities and parent company investment
Current liabilities:
  Accounts payable                                         $    164,229                       $    166,197
  Salaries and wages                                            103,340                            112,099
  Other current liabilities                                      46,676                             49,492
                                                 -----------------------------------------------------------------------
Total current liabilities                                       314,245                            327,788

Long-term liabilities:
  Casualty claims and other                                      55,042                             63,536
  Accrued pension and retiree medical                           128,490                            119,145
                                                 -----------------------------------------------------------------------
Total long-term liabilities                                     183,532                            182,681

Parent company investment                                       227,761                            200,918
                                                 -----------------------------------------------------------------------
Total liabilities and parent company investment            $    725,538                       $    711,387
                                                 =======================================================================

Note: The balance sheet at December 31, 2001 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

See notes to condensed consolidated financial statements.

   ROADWAY EXPRESS, INC. AND SUBSIDIARIES
   CONDENSED STATEMENTS OF CONSOLIDATED INCOME (UNAUDITED)

                                                                                  Twelve Weeks Ended
                                                                                    (Third Quarter)
                                                                      September 7, 2002         September 8, 2001
                                                                  ----------------------------------------------------
                                                                                    (in thousands)
   Revenue                                                                $  631,158                $  631,657
   Operating expenses:
     Salaries, wages and benefits                                            402,918                   404,116
     Operating supplies and expenses                                         104,540                   107,132
     Purchased transportation                                                 63,318                    63,866
     Operating taxes and licenses                                             16,511                    16,342
     Insurance and claims expense                                             15,489                     8,777
     Provision for depreciation                                               15,507                    16,678
     Net loss on disposal of operating property                                1,129                       (88)
                                                                  ----------------------------------------------------
   Total operating expenses                                                  619,412                   616,823
                                                                  ----------------------------------------------------
   Operating income                                                           11,746                    14,834
   Other (expense) income, net                                                  (702)                      315
                                                                  ----------------------------------------------------
   Income before income taxes                                                 11,044                    15,149
   Provision for income taxes                                                  4,709                     6,538
                                                                  ----------------------------------------------------
   Net income                                                             $    6,335               $     8,611
                                                                  ====================================================


                                                                                Thirty-six Weeks Ended
                                                                                   (Three Quarters)
                                                                      September 7, 2002         September 8, 2001
                                                                  ----------------------------------------------------
                                                                                    (in thousands)
   Revenue                                                               $ 1,791,125               $ 1,924,251
   Operating expenses:
     Salaries, wages and benefits                                          1,161,888                 1,228,426
     Operating supplies and expenses                                         303,527                   336,766
     Purchased transportation                                                171,761                   191,954
     Operating taxes and licenses                                             46,742                    49,830
     Insurance and claims expense                                             37,841                    34,044
     Provision for depreciation                                               46,192                    47,617
     Net loss on disposal of operating property                                1,778                       534
                                                                  ----------------------------------------------------
   Total operating expenses                                                1,769,729                 1,889,171
                                                                  ----------------------------------------------------
   Operating income                                                           21,396                    35,080
   Other (expense), net                                                       (2,641)                   (4,256)
                                                                  ----------------------------------------------------
   Income before income taxes                                                 18,755                    30,824
   Provision for income taxes                                                  7,532                    13,200
                                                                  ----------------------------------------------------
   Net income                                                             $   11,223              $     17,624
                                                                  ====================================================



See notes to condensed consolidated financial statements.

   ROADWAY EXPRESS INC. AND SUBSIDIARIES
   CONDENSED STATEMENTS OF CONSOLIDATED CASH FLOWS (UNAUDITED)

                                                                                Thirty-six Weeks Ended
                                                                                   (Three Quarters)
                                                                      September 7, 2002         September 8, 2001
                                                                  ----------------------------------------------------
                                                                                    (in thousands)
   CASH FLOWS FROM OPERATING ACTIVITIES
   Net income                                                             $   11,223                $   17,624
   Depreciation                                                               46,192                    47,617
   Other operating adjustments                                               (20,769)                     (306)
                                                                  ----------------------------------------------------
   Net cash provided by operating activities                                  36,646                    64,935

   CASH FLOWS FROM INVESTING ACTIVITIES
   Purchases of carrier operating property                                   (40,026)                  (46,305)
   Sales of carrier operating property                                         2,203                     2,445
                                                                  ----------------------------------------------------
   Net cash (used) by investing activities                                   (37,823)                  (43,860)

   CASH FLOWS FROM FINANCING ACTIVITIES
   Dividends paid                                                                                       (2,906)
   Treasury stock activity, net                                                    -                      (709)
                                                                  ----------------------------------------------------
   Net cash (used) by financing activities                                         -                    (3,615)

   Effect of exchange rate on cash                                              (200)                      155
                                                                  ----------------------------------------------------
   Net increase in cash and cash equivalents                                  (1,377)                   17,615
   Cash and cash equivalents at beginning of period                           46,087                    64,939
                                                                  ----------------------------------------------------
   Cash and cash equivalents at end of period                             $   44,710                $   82,554
                                                                  ====================================================


See notes to condensed consolidated financial statements.


Roadway Express, Inc. and Subsidiaries
Notes to Condensed Consolidated Financial Statements (unaudited)


Note 1--Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the twelve weeks ending September 7, 2002 are not necessarily indicative of the results that may be expected for the year ended December 31, 2002. For further information, refer to the consolidated financial statements and footnotes thereto included in the Roadway Corporation Annual Report on Form 10-K for the year ended December 31, 2001.

Note 2--Accounting Period

Roadway Express, Inc. (Roadway, or Company) operates on 13 four-week accounting periods with 12 weeks in each of the first three quarters and 16 weeks in the fourth quarter.

Note 3--Segment information

The Company provides freight services in one business segment, long haul LTL freight services in North America, and offers services to an additional 66 countries worldwide.

Note 4--Comprehensive Income

Comprehensive income differs from net income due to foreign currency translation adjustments as shown below:

                                                Twelve Weeks Ended                 Thirty-six Weeks Ended
                                                 (Third Quarter)                      (Three Quarters)
                                         Sept. 7, 2002      Sept. 8, 2001     Sept. 7, 2002      Sept. 8, 2001
                                       ------------------ ------------------ ----------------- ------------------
                                                                   (in thousands)
Net income                                  $  6,335           $  8,611           $ 11,223          $ 17,624
Foreign currency translation
     adjustments                                (470)              (471)              (526)               93
                                      ---------------------------------------------------------------------------
Comprehensive (loss) income                 $  5,865           $  8,140           $ 10,697          $ 17,717
                                      ===========================================================================


Note 5--Contingent Matter

The Company's former parent is currently under examination by the Internal Revenue Service for tax years 1994 and 1995, years prior to the spin-off of the Company. The IRS has proposed substantial adjustments for these tax years for multiemployer pension plan deductions. The IRS is challenging the timing, not the validity of these deductions. The Company is unable to predict the ultimate outcome of this matter, however, its former parent intends to vigorously contest these proposed adjustments.

Under a tax sharing agreement entered into by the Company and its former parent at the time of the spin-off, the Company is obligated to reimburse the former parent for any additional taxes and interest which relate to the Company's business prior to the spin-off. The amount and timing of such payments, if any, is dependent on the ultimate resolution of the former parent's disputes with the IRS and the determination of the nature and extent of the obligations under the tax sharing agreement. The Company has established certain reserves with respect to these proposed adjustments. There can be no assurance, however, that the amount or timing of any liability of the Company to the former parent will not have a material adverse effect on the Company's results of operations and financial position.

Note 6--Guarantor and Non-Guarantor Subsidiaries

The credit facility borrowings and the senior notes issued by Roadway Corporation in connection with its acquisition of Arnold Industries, Inc. are secured by a first-priority-perfected lien on all of the capital stock of the Company's direct subsidiaries. They are also supported by guarantees provided by all of the Company's material subsidiaries, which are wholly owned. These guarantees are full and unconditional, joint and several.

The following condensed consolidating financial statements set forth the Company's balance sheets, statements of income, and statements of cash flows for the same time periods as the financial statements presented in Item 1 above. In the following schedules, "Guarantor Subsidiaries" refers to non-minor domestic subsidiaries, and "Non-Guarantor subsidiaries" refers to foreign and minor domestic subsidiaries and "Eliminations" represent the adjustments necessary to
(a) eliminate intercompany transactions and (b) eliminate the investments in the Company's subsidiaries.

Condensed Consolidating Balance Sheets
September 7, 2002                                          Guarantor      Non-Guarantor
                                                          Subsidiaries    Subsidiaries     Eliminations    Consolidated
                                                         ------------------------------------------------------------------
                                                                                  (in millions)
Cash and cash equivalents                                  $      39        $     6          $     -        $      45
Accounts receivable, including retained interest in
   securitized receivables, net                                  165             16                -              181
Due from affiliates                                               40              -              (39)               1
Prepaid expenses and supplies                                     16              -                -               16
Deferred income taxes                                             11              -                -               11
                                                         ------------------------------------------------------------------
  Total current assets                                           271             22              (39)             254
Carrier operating property, at cost                            1,388             28                -            1,416
Less allowance for depreciation                                  987             15                -            1,002
                                                         ------------------------------------------------------------------
  Net carrier operating property                                 401             13                -              414
Goodwill, net                                                      -             15                -               15
Investment in subsidiaries                                        (1)             -                1                -
Long-term assets                                                   7              -                -                7
Deferred income taxes                                             36              -                -               36
                                                         ------------------------------------------------------------------
  Total assets                                             $     714        $    50         $    (38)       $     726
                                                         ==================================================================

Accounts payable                                           $     154        $     9         $      -        $     163
Due to affiliates                                                  1             39              (39)               1
Salaries and wages                                               102              2                -              104
Freight and casualty claims payable                               45              1                -               46
                                                         ------------------------------------------------------------------
  Total current liabilities                                      302             51              (39)             314

Casualty claims and other                                        184                               -              184
Parent company investment                                        228             (1)               1              228
                                                         ------------------------------------------------------------------
  Total liabilities and parent company investment          $     714        $    50         $    (38)       $     726
                                                         ==================================================================

Condensed Consolidating Balance Sheets
December 31, 2001                                          Guarantor      Non-Guarantor
                                                          Subsidiaries    Subsidiaries     Eliminations    Consolidated
                                                         ------------------------------------------------------------------
                                                                                  (in millions)
Cash and cash equivalents                                  $      45        $    1           $     -        $      46
Accounts receivable, including retained interest in
   securitized receivables, net                                  150            15                 -              165
Due from affiliates                                               36             1               (37)               -
Prepaid expenses and supplies                                     11             -                 -               11
Deferred income taxes                                             13             -                 -               13
                                                         ------------------------------------------------------------------
  Total current assets                                           255            17               (37)             235
Carrier operating property, at cost                            1,410            26                 -            1,436
Less allowance for depreciation                                  998            13                 -            1,011
                                                         ------------------------------------------------------------------
  Net carrier operating property                                 412            13                 -              425
Goodwill, net                                                      -            15                 -               15
Investment in subsidiaries                                        (4)            -                 4                -
Deferred income taxes                                             31             -                 -               31
Long-term assets                                                   5             -                 -                5
                                                         ------------------------------------------------------------------
  Total assets                                             $     699        $   45          $    (33)       $     711
                                                         ==================================================================

Accounts payable                                           $     157        $    9          $      -        $     166
Due to affiliates                                                  1            36               (37)               -
Salaries and wages                                               109             3                 -              112
Freight and casualty claims payable                               48             1                 -               49
                                                         ------------------------------------------------------------------
  Total current liabilities                                      315            49               (37)             327

Casualty claims and other                                        183             -                 -              183
Parent company investment                                        201            (4)                4              201
                                                         ------------------------------------------------------------------
  Total liabilities and parent company investment          $     699        $   45          $    (33)       $     711
                                                         ==================================================================

Condensed Consolidating Statements of Income
Twelve weeks ended September 7, 2002                       Guarantor      Non-Guarantor
(Third Quarter)                                           Subsidiaries    Subsidiaries     Eliminations    Consolidated
                                                         ------------------------------------------------------------------
                                                                                  (in millions)
Revenue                                                    $     603        $    28         $     -         $     631
Operating expenses:
   Salaries, wages and benefits                                  394              9               -               403
   Operating supplies and expenses                                98              6               -               104
   Purchased transportation                                       54             10               -                64
   Operating taxes and licenses                                   17              -               -                17
   Insurance and claims expenses                                  15              1               -                16
   Provision for depreciation                                     14              1               -                15
   Net loss on disposal of operating property                      1              -               -                 1
   Results of affiliates                                          (1)             -               1                 -
                                                         ------------------------------------------------------------------
Total operating expenses                                         592             27               1               620
                                                         ------------------------------------------------------------------
Operating income                                                  11              1              (1)               11
Other (expense) income, net                                       (2)             1               -                (1)
                                                         ------------------------------------------------------------------
Income before income taxes                                         9              2              (1)               10
Provision for income taxes                                         3              1               -                 4
                                                         ------------------------------------------------------------------
Net income                                                 $       6        $     1         $    (1)        $       6
                                                         ==================================================================



Twelve weeks ended September 8, 2001                       Guarantor      Non-Guarantor
(Third Quarter)                                           Subsidiaries    Subsidiaries     Eliminations    Consolidated
                                                         ------------------------------------------------------------------
                                                                                  (in millions)
Revenue                                                    $     604        $    27         $     -         $     631

Operating expenses:
   Salaries, wages and benefits                                  395              9               -               404
   Operating supplies and expenses                               101              7              (1)              107
   Purchased transportation                                       54              9               1                64
   Operating taxes and licenses                                   16              -               -                16
   Insurance and claims expenses                                   8              1               -                 9
   Provision for depreciation                                     16              -               -                16
   Net loss on disposal of operating property                      -              -               -                 -
   Results of affiliates                                          (1)             -               1                 -
                                                         ------------------------------------------------------------------
Total operating expenses                                         589             26               1               616
                                                         ------------------------------------------------------------------
Operating income                                                  15              1              (1)               15
Other income (expense), net                                        1             (1)              -                 -
                                                         ------------------------------------------------------------------
Income before income taxes                                        16              -              (1)               15
Provision (benefit) for income taxes                               7             (1)              -                 6
                                                         ------------------------------------------------------------------
Net income                                                 $       9        $     1         $    (1)        $       9
                                                         ==================================================================

Condensed Consolidating Statements of Income
Thirty-six weeks ended September 7, 2002                   Guarantor      Non-Guarantor
(Three Quarters)                                          Subsidiaries    Subsidiaries     Eliminations    Consolidated
                                                         ------------------------------------------------------------------
                                                                                  (in millions)
Revenue                                                    $   1,710        $    82         $    (1)        $   1,791
Operating expenses:
   Salaries, wages and benefits                                1,136             26               -             1,162
   Operating supplies and expenses                               285             19              (1)              303
   Purchased transportation                                      145             27               -               172
   Operating taxes and licenses                                   46              1               -                47
   Insurance and claims expenses                                  37              1               -                38
   Provision for depreciation                                     43              3               -                46
   Net loss on disposal of operating property                      2              -               -                 2
   Results of affiliates                                          (3)             -               3                 -
                                                         ------------------------------------------------------------------
Total operating expenses                                       1,691             77               2             1,770
                                                         ------------------------------------------------------------------
Operating income                                                  19              5              (3)               21
Other (expense) income, net                                       (4)             1               -                (3)
                                                         ------------------------------------------------------------------
Income before income taxes                                        15              6              (3)               18
Provision for income taxes                                         4              3               -                 7
                                                         ------------------------------------------------------------------
Net income                                                 $      11        $     3         $    (3)        $      11
                                                         ==================================================================


Thirty-six weeks ended September 8, 2001                   Guarantor      Non-Guarantor
(Three Quarters)                                          Subsidiaries    Subsidiaries     Eliminations    Consolidated
                                                         ------------------------------------------------------------------
                                                                                  (in millions)
Revenue                                                    $   1,844        $    81         $     (1)       $   1,924

Operating expenses:
   Salaries, wages and benefits                                1,200             28                -            1,228
   Operating supplies and expenses                               317             21               (1)             337
   Purchased transportation                                      164             28                -              192
   Operating taxes and licenses                                   49              1                -               50
   Insurance and claims expenses                                  33              1                -               34
   Provision for depreciation                                     45              2                -               47
   Net loss on disposal of operating property                      1              -                -                1
   Results of affiliates                                           2              -               (2)               -
                                                         ------------------------------------------------------------------
Total operating expenses                                       1,811             81               (3)           1,889
                                                         ------------------------------------------------------------------
Operating income (loss)                                           33              -                2               35
Other (expense), net                                              (2)            (2)               -               (4)
                                                         ------------------------------------------------------------------
Income (loss) before income taxes                                 31             (2)               2               31
Provision for income taxes                                        13              -                -               13
                                                         ------------------------------------------------------------------
Net income (loss)                                          $      18        $    (2)        $      2        $      18
                                                         ==================================================================


Condensed Consolidating Statement of Cash Flows
Thirty-six Weeks Ended September 7, 2002                   Guarantor      Non-Guarantor
(Three Quarters)                                          Subsidiaries    Subsidiaries     Eliminations    Consolidated
                                                         ------------------------------------------------------------------
                                                                                  (in millions)

Net cash provided by operating activities                  $      29      $      8             $   -        $      37

Cash flows from investing activities                             (37)           (3)                -              (40)
Purchases of carrier operating property, net                       2             -                 -                2
                                                         ------------------------------------------------------------------
  Net cash (used) in investing activities                        (35)           (3)                -              (38)

Net cash (used) in financing activities                            -             -                 -                -

Net (decrease) increase in cash and cash equivalents              (6)            5                 -               (1)
                                                                                                   -
Cash and cash equivalents at beginning of year                    45             1                                 46
                                                         ------------------------------------------------------------------
Cash and cash equivalents at end of year                   $      39      $      6             $   -        $      45
                                                         ==================================================================



Thirty-six Weeks Ended September 8, 2001                   Guarantor      Non-Guarantor
(Three Quarters)                                          Subsidiaries    Subsidiaries     Eliminations    Consolidated
                                                         ------------------------------------------------------------------
                                                                                  (in millions)
Net cash provided by operating activities                     $   62         $     3           $    -       $      65

Cash flows from investing activities                             (44)             (2)               -             (46)
Purchases of carrier operating property, net                       2               1                -               3
                                                         ------------------------------------------------------------------
  Net cash (used) in investing activities                        (42)             (1)               -             (43)

Cash flows from financing activities
Dividends paid                                                    (3)              -                -              (3)
Treasury stock activity - net                                     (1)              -                -              (1)
                                                         ------------------------------------------------------------------
   Net cash (used) in financing activities                        (4)              -                -              (4)

Net increase in cash and cash equivalents                         16               2                -              18

Cash and cash equivalents at beginning of year                    61               4                -              65
                                                         ------------------------------------------------------------------
Cash and cash equivalents at end of year                      $   77         $     6           $    -       $      83
                                                         ==================================================================